SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2012, Ralph E. Jackson, Jr., a Director of the Registrant, informed the Registrant’s Board of Directors of his decision not to stand for re-election at the Registrant’s 2012 Annual Meeting of Stockholders, which will be held on May 16, 2012.  Mr. Jackson advised the Board that his decision was made for personal reasons and was not the result of any dispute or disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.  Mr. Jackson currently serves as a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2012	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage

Kenneth R. Lepage
General Counsel